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                                                                   EXHIBIT 23(a)



               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Insurance Company


   We consent to the use of our reports included herein and incorporated by reference and to the reference to our firm as experts under the heading "Independent Accountants."


                                                           KPMG Peat Marwick LLP


Hartford, Connecticut
December 28, 1998